UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

VISKASE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

333 East Butterfield Road, Suite 400 Lombard, Illinois (Address of principal executive offices)	60148 (Zip Code)

(630) 874-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously disclosed, on March 26, 2026, Viskase Holdings, Inc. (the “Company”), formerly known as Enzon Pharmaceuticals, Inc. (“Enzon”), consummated a merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of June 20, 2025, by and among the Company, EPSC Acquisition Corp., and Viskase Companies, Inc. (“Viskase”). Promptly following the closing of the Merger, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to change its name to “Viskase Holdings, Inc.”

On April 14, 2026, the Audit Committee of the Company appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2026. The Company’s Board of Directors unanimously ratified the appointed of Grant Thornton by the Company’s Audit Committee. Grant Thornton’s engagement is subject to satisfactory completion of client acceptance procedures. Grant Thornton served as the independent registered public accounting firm of Viskase prior to the Merger. Accordingly, EisnerAmper LLP (“EisnerAmper”), Enzon’s independent registered public accounting firm prior to the Merger, was informed on April 15, 2026, that it was dismissed as the Company’s independent registered public accounting firm.

The audit report of EisnerAmper on the Company’s financial statements for the fiscal years ending December 31, 2025 and December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from January 1, 2025 through December 31, 2025 and the subsequent interim period through April 15, 2026, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EisnerAmper on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such year; or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

The Company provided EisnerAmper with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) and has requested that EisnerAmper furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of EisnerAmper’s letter, dated April 16, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s fiscal years ending December 31, 2025 and 2024 and the subsequent interim period through April 15, 2026, neither the Company, nor any party on behalf of the Company, consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by Grant Thornton in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description
16.1	Letter from EisnerAmper LLP addressed to the Securities and Exchange Commission, dated as of April 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISKASE HOLDINGS, INC.
(Registrant)
Date: April 16, 2026
	By:	/s/ Joseph D. King
	Name:	Joseph D. King
	Title:	Senior Vice President, General Counsel & Secretary